Exhibit 99.1

Surgery Partners Provides Update on 2017 Third Quarter Results

NASHVILLE, Tenn., October 31, 2017 -- Surgery Partners, Inc. (NASDAQ:SGRY) (the “Company”), a leading healthcare services company, today announced preliminary financial results for its third quarter ended September 30, 2017. While these financial results are subject to finalization of the Company’s quarterly financial and accounting procedures, the preliminary results reflect the impact of certain non-recurring items and expectations for the business for the remainder of 2017.

Surgery Partners anticipates revenues for the third quarter of 2017 of approximately $306.3 million compared to $282.7 million in the third quarter of 2016. Loss before income taxes for the third quarter is expected to be approximately $21.9 million, compared to income of $12.6 million in the third quarter of 2016.

During the third quarter of 2017, the Company experienced lower than expected revenue and incurred certain expenses related to Hurricanes Harvey and Irma, primarily driven by electrical outages at, and temporary closures of, certain of our facilities in affected areas. While all affected facilities are currently open and the Company’s operations have returned to normal, the Company anticipates residual impact from the hurricanes on fourth quarter 2017 results. During the second half of 2017, the Company expects the total impact from the hurricanes to be an approximately $7.0 million to $9.0 million decrease in expected revenue and approximately $4.0 million to $6.0 million in Adjusted EBITDA reduction, with a majority of the impact being recognized in the third quarter.

Additionally, as part of a review of operations subsequent to the investment by Bain Capital to create a solid foundation to support Surgery Partner’s long-term growth objectives, in the third quarter the Company incurred a non-recurring adjustment to revenue of $15.6 million and a corresponding reduction to Adjusted EBITDA of $14.9 million each attributable to an increase in reserves for certain accounts receivable. This increase in reserves results from certain known events and actions during the third quarter of 2017 related to select payors primarily in the Company’s ancillary services segment. Upon consideration of such additional information, related receivables were determined to have a low likelihood of collection. The majority of this adjustment related to receivables with balances from the first quarter of 2016 and prior. The Company believes it has accounted for all necessary reserve adjustments at this time.

On a normalized basis and including the pro forma effect of the NSH acquisition, same facility revenues for the third quarter of 2017 increased 2.9% over the same period last year and 5.7% year to date. For the third quarter, same facility revenue per case increased 3.3% and same facility cases decreased 0.3%. Year to date, same facility revenue per case increased 4.3% and same facility cases increased 1.3%.

Adjusted EBITDA for the third quarter of 2017, excluding the impact from the hurricanes and the charges identified in the review of operations noted above, is expected to be approximately $43.1 million, compared to $44.7 million in the previous year’s third quarter. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling expected net income before income tax to expected Adjusted EBITDA and Normalized Adjusted EBITDA is included in this release.

“The Company remains well capitalized to fund both internal and acquisition driven growth initiatives,” stated Teresa Sparks, CFO of Surgery Partners.  “Our future growth initiatives are supported with cash on the balance sheet of approximately $200 million, in addition to $75 million of undrawn revolver capacity and no financial covenants on the term loan or senior unsecured notes.”

As a result the continuation of broader industry softness related to residual effects of the hurricanes as well as the ongoing impact of slower volumes and a less favorable payor mix, the Company’s 2017 guidance ranges for the year have been updated from the range issued in our second quarter earnings press release. Including the partial year impact of the NSH acquisition, which is performing as anticipated, revenue is now expected in the range of $1.30 billion to $1.33 billion and Adjusted EBITDA in the range of $178 million to $185 million which includes the normalization for the impact of hurricanes and the reserve adjustment.

“While we experienced some unique challenges in the quarter, our normalized same facility revenue growth demonstrates the underlying market demand for outpatient surgical procedures at our facilities,” stated Clifford Adlerz, Interim CEO of Surgery Partners. “Additionally, the integration of NSH is going well and we are focused on achieving synergies and the scale benefits of a larger organization. Our leadership is dedicated to quickly addressing and resolving any near-term issues that have impacted the

Company’s performance and have launched specific initiatives to accelerate same facility cases, act on accretive surgical facility tuck-in acquisitions, and implement procurement optimization initiatives to improve margins. We are moving forward with a stronger, more diversified platform to support our short stay surgical procedure growth objectives, and delivering significant value to patients, providers and payors.”

The company will provide a detailed assessment of its third quarter performance when it reports third quarter 2017 financial results on November 8, 2017.

Forward-Looking Statements

This press release contains forward-looking statements. These statements involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, including our revenue and Adjusted EBITDA guidance for the remainder of 2017, growth, including our outlook for 2018, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to the risk that the reported results are preliminary, are subject to finalization of the Company’s quarterly financial and accounting procedures and may change and such changes may be material, that the ultimate impact from the hurricanes is difficult to predict and recovery may happen more quickly or slowly than anticipated and those risks and uncertainties described in “Risk Factors” in our Quarterly Report on form 10-Q for the three months ended June 30, 2017 that may cause actual results to differ materially from those that we expected.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: EBITDA and Adjusted EBITDA, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".

These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

About Surgery Partners, Inc.

Headquartered in Nashville, Tennessee, Surgery Partners, Inc. is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 32 states, including ambulatory surgical facilities, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.

SURGERY PARTNERS, INC.
Unaudited Selected Financial and Operating Data
(Amounts in thousands, except cases and per case amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Other Data:
Number of surgical facilities as of the end of period	124	104	124	104
Number of consolidated surgical facilities as of the end of period	109	93	109	93

Revenues	$306,337	$282,682	$880,873	$839,437
Cases	111,748	106,821	332,335	315,508
Revenue per case	$2,741	$2,646	$2,651	$2,661
Normalized Revenues	$329,909	$282,682	$904,445	$839,437
Adjusted EBITDA	$23,244	$44,748	$100,406	$129,205
Adjusted EBITDA as a % of revenues	7.6%	15.8%	11.4%	15.4%
Normalized Adjusted EBITDA	$43,112	$44,748	$120,274	$129,205
Normalized Adjusted EBITDA as a % of revenues	14.1%	15.8%	13.7%	15.4%

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in thousands)

From time to time, the Company incurs certain gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides Normalized Revenue, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA as a supplement to its comparable GAAP measure of revenues and net income before income tax, respectively. Normalized Revenue, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from revenues and net income before income tax are significant components in understanding and assessing financial performance. Normalized Revenue, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered in isolation or as an alternative to revenues and net income before income tax as presented in the consolidated financial statements.

The following table reconciles normalized revenues to revenues, the most directly comparable U.S. GAAP financial measure (in thousands and unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Condensed Consolidated Statements of Operations Data (in thousands):
Revenues	$306,337	$282,682	$880,873	$839,437
Hurricane estimated impact	8,000	—	8,000	—
Reserve adjustment	15,572	—	15,572	—
Normalized Revenues	$329,909	$282,682	$904,445	$839,437

The following table reconciles EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA to income before income taxes, the most directly comparable U.S. GAAP financial measure (in thousands and unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Condensed Consolidated Statements of Operations Data (in thousands):
(Loss) Income before income taxes	$(21,924)	$12,640	$6,754	$49,479
(Minus):
Net income attributable to non-controlling interests	15,305	16,672	48,579	54,392
Plus:
Interest expense, net	34,359	26,475	85,141	74,863
Depreciation and amortization	13,316	9,713	35,841	28,984
EBITDA	10,446	32,156	79,157	98,934
Plus:
Non-cash stock compensation expense	3,311	691	5,380	1,326
Contingent acquisition compensation expense	1,815	1,530	5,662	3,060
Merger transaction, integration and practice acquisition costs (2)	6,406	2,471	11,134	8,579
Gain on litigation settlement	—	—	(3,794)	—
Tax receivable agreement expense	—	3,733	—	3,733
Tax receivable agreement gain	(16,392)	—	(16,392)	—
Loss on disposal or impairment of long-lived assets, net	447	572	2,048	1,697
Loss on debt refinancing	18,211	3,595	18,211	11,876
Gain on acquisition escrow release	$(1,000)	$—	$(1,000)	$—
Adjusted EBITDA (1)	$23,244	$44,748	$100,406	$129,205
Hurricane estimated impact	5,000	—	5,000	—
Reserve adjustment	14,868	—	14,868	—
Normalized Adjusted EBITDA	$43,112	$44,748	$120,274	$129,205
(1) The above table reconciles Adjusted EBITDA to income before income taxes as reflected in the unaudited condensed consolidated statements of operations.
When the Company uses the term “Adjusted EBITDA,” it is referring to income before income taxes minus (a) net income attributable to non-controlling interests plus (b) depreciation and amortization, (c) interest expense, net, (d) non-cash stock compensation expense, (e) contingent acquisition compensation expense, (f) merger transaction, integration and practice acquisition costs, (g) gain on litigation settlement, (h) loss on disposal or impairment of long-lived assets, (i) loss on debt refinancing and (j) gain on acquisition escrow release. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that the Company consolidates for financial reporting purposes. The Company believes that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors the Company's portion of Adjusted EBITDA generated by its surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating the Company's financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(2) This amount includes merger transaction and integration costs of $5.3 million and $1.9 million for the three months ended September 30, 2017 and 2016, respectively, and practice acquisition costs of $1.1 million and $571,000 for the three months ended September 30, 2017 and 2016, respectively.
This amount includes merger transaction and integration costs of $8.6 million and $6.4 million for the nine months ended September 30, 2017 and 2016, respectively, and practice acquisition costs of $2.5 million and $2.2 million for the nine months ended September 30, 2017 and 2016, respectively.

Investors:

Teresa Sparks, CFO
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com